Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-274004) and Form S-8 (No. 333-274007, No. 333-258675, No. 333-240017 and No. 333-237839) of Jumia Technologies AG, of our reports dated February 24, 2026, relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting which appear in this form 20-F for the years ended December 31, 2024 and December 31, 2025.
/s/ Forvis Mazars SA
Levallois-Perret, France
February 24, 2026